UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2004

HANGER ORTHOPEDIC GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10670	84-0904275
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Two Bethesda Metro Center, Suite 1200, Bethesda, MD 20814
(Address of principal executive offices, including zip code)

(Registrant's telephone number, including area code):  (303) 837-1661

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        (a)       Departure of Director.  Not applicable.

        (b)       Departure of Officer.  As reported in section (c) below, Glenn M. Lohrmann will be replaced as the Registrant’s chief accounting officer, effective immediately following the filing of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004. The Registrant expects to file that report on November 9, 2004.

        (c)       Appointment of New Officer.  On October 26, 2004, the Registrant appointed Mr. Thomas Hofmeister as its Vice President of Finance and Chief Accounting Officer. Mr. Hofmeister was employed as the Chief Financial Officer of Woodhaven Health Services from October, 2002 until October, 2004; Senior Vice President and Chief Accounting Officer of Magellan Health Services, Inc. from July, 1999 to July, 2002; Controller of London Fog Industries, Inc. from 1998 to 1999 and Pharmerica, Inc. from 1995 to 1998; and senior manager of KPMG Peat Marwick from 1988 to 1995. Mr. Hofmeister, who is 38 years old, will replace Glenn M. Lohrmann as the Chief Accounting Officer immediately following the filing of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004. Mr. Hofmeister will receive an annual salary of $175,000 and is eligible to receive an annual bonus with a target amount of 30% of his annual salary. He received a bonus of $27,500 and 5,000 restricted shares of the Registrant’s common stock upon joining the Registrant.

        (d)       Election of New Director.  Not applicable.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER ORTHOPEDIC GROUP, INC.
Date: November 1, 2004	By:	/s/ Thomas C. Hofmeister
Thomas C. Hofmeister Vice President – Finance